UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2012

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 19, 2012, Lowe’s Companies, Inc. (the “Company”) issued a press release announcing that Gregory M. Bridgeford, Executive Vice President of Business Development, and Rick D. Damron, Executive Vice President of Store Operations, have been promoted to the newly created positions of Chief Customer Officer (CCO) and Chief Operating Officer (COO), respectively, effective May 5, 2012.  On April 20, 2012, the Company filed a current report on Form 8-K to report these events.  This Amendment provides additional information required by Item 5.02(c)(3) of Form 8-K that was not included in the Company’s current report on Form 8-K filed April 20, 2012.  The disclosure included in the current report on Form 8-K filed April 20, 2012 otherwise remains unchanged.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 5, 2012, Mr. Damron’s and Mr. Bridgeford’s annual base salaries will be increased to $750,000 to reflect their increased duties and responsibilities as the Company’s CCO and COO, respectively.   The target and maximum annual incentive award Mr. Damron and Mr. Bridgeford may earn based on the Company’s achievement of short-term operational and strategic performance goals was also increased from 90% to 100% and from 180% to 200%, respectively, of their base salaries.  For the first quarter of the current fiscal year, the amounts of their annual incentive awards will be determined using their current base salaries and their previously-approved target and maximum opportunities.  For the balance of the current fiscal year, their increased base salaries and their new target and maximum opportunities will be used.

The Compensation Committee of the Board has also approved an increase in the target values of the annual equity incentive awards to be made to these two executive officers from 300% to 400% of their base salaries.  This increase will be effective for the equity incentive awards to be made by the Committee to all of the Company’s executive officers effective as of March 1, 2013.  The actual value of the awards realized by Mr. Damron and Mr. Bridgeford (as well as the Company’s other executive officers) will be based on the degree of achievement of performance vesting goals or satisfaction of vesting requirements based on continued employment with the Company and the value of the Company’s common stock when the awards are earned and become vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: May 4, 2012	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Executive Vice President, General Counsel,
Secretary and Chief Compliance Officer